The Board of Directors
Prime Bancorp, Inc.:

We consent to the use of our reports incorporated herein by reference.

KPMG Peat Marwick LLP


/s/ KPMG Peat Marwick LLP
--------------------------


Philadelphia, PA
June 17, 1998